EXHIBIT 10.3
FORM OF GANNETT CO., INC.
EMPLOYEE LONG-TERM CASH AWARD AGREEMENT
THIS EMPLOYEE LONG-TERM CASH AWARD AGREEMENT (this “Agreement”) is made as of __________, by and between Gannett Co., Inc., a Delaware corporation (the “Company”), and __________ (the “Grantee”).
In consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
1.    Grant of Award. Subject to the terms and conditions set forth herein, the Company hereby grants to the Grantee a cash award in the amount of __________ (the “Award”).
2.    Grant Date. The grant date of the Award hereby granted is __________ (the “Grant Date”).
3.    Vesting. The Award shall become vested as follows: one-third of the Award shall vest on the first anniversary of the Grant Date; one-third of the Award shall vest on the second anniversary of the Grant Date; and the remaining one-third of the Award shall vest on the third anniversary of the Grant Date; provided that, with respect to each vesting date, the Grantee remains in continuous service as an employee of the Company or its parent, subsidiaries or affiliates through the vesting date. Notwithstanding the foregoing, in the event that the Grantee’s service as an employee of the Company or its parent, subsidiaries or affiliates ends on account of the Grantee’s death or Disability at any time, any unvested portion of the Award not previously forfeited shall immediately vest on the date such service ends. For purposes of this Agreement, “Disability” shall have the meaning set forth in the Company’s 2020 Omnibus Incentive Compensation Plan, as in effect of the Grant Date.
4.    Payment. Payment of the portion of the Award that vests shall be made as soon as practicable after the applicable vesting date, but in no event later than March 15th of the calendar year following the calendar year in which such portion vested.
5.    Forfeiture. Subject to Section 3 of this Agreement, any portion of the Award which has not vested by the date the Grantee’s service as an employee of the Company or its parent, subsidiaries or affiliates ends for any reason shall immediately be forfeited on such date.
6.    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
7.    Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.
8.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
9.    Grantee Acknowledgment. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Company in respect of this Agreement and the Award shall be final and conclusive.
10.    Non-Transferability. The Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (a “Transfer”), other than by will or by the laws of descent and distribution. If any prohibited Transfer, whether voluntary or involuntary, of the Award is attempted to be made, or if any attachment, execution, garnishment, or lien shall be attempted to be issued against or placed upon the Award, the Participant’s right to the Award shall be immediately forfeited to the Company, and this Agreement shall be null and void.
11.    Tax Withholding. The Company or its parent, subsidiaries or affiliates may deduct and withhold from the Award such federal, state, local foreign or other taxes as are required to be withheld pursuant to any applicable law or regulation.
12.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws of such state.
13.    Notices. All notices or other communications provided hereunder must be in writing and mailed or delivered either (a) to the Company at its principal place of business or (b) to the Grantee at the address on file with the Company, or such other address as the Company or the Grantee may provide to the other for purposes of providing notice. Any such notice shall be deemed effective (i) upon delivery if delivered in person, (ii) on the next business day if transmitted by national overnight courier and (iii) on the fourth business day following mailing by first class mail.
14.    Agreement Not a Contract for Services. Neither the granting of the Award nor this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any of its subsidiaries or affiliates for any period of time or at any specific rate of compensation.
15.    Representations. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

EXHIBIT 10.3
16.    Amendments; Construction. The Committee may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Grantee hereunder without the Grantee’s consent. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation hereof.
17.    Section 409A. The Award is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance issued thereunder (collectively, “Section 409A”), under the short-term deferral exemption described in Section 1.409A-1(b)(4) of the US Treasury Regulations, and this Agreement shall be interpreted and administered consistent with such intention. Notwithstanding the foregoing, the Company makes no representations that the Award is exempt from or complies with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A.
18.    Clawback Policy. Notwithstanding any other provision of this Agreement to the contrary, any portion of the Award paid hereunder shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Detrimental Conduct Recoupment Policy, as well as any other recoupment or similar policy, if any, that the Company may adopt from time to time (collectively, the “Policy”). The Grantee agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy that may apply to the Grantee and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy or applicable law without further consent or action being required by the Grantee. To the extent that the terms of this Agreement and the Policy conflict, then the terms of the Policy shall prevail.
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EXHIBIT 10.3

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement as of the day and year first written above.
GANNETT CO., INC.

_____________________________
By:
Title:

Acknowledged and Accepted:

_____________________________
[Participant Name]